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                                                                     EXHIBIT 5.1

                                                    February 12, 2004

Cepheid
904 Caribbean Drive
Sunnyvale, California 94089

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement (the "REGISTRATION STATEMENT") on Form S-3 to be filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "SECURITIES Act"), by Cepheid, a California corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on the date hereof, in connection with the registration under the Securities Act of an aggregate of up to 575,000 shares of Common Stock, no par value (the "STOCK"). The Registration Statement relates to the registration statement on Form S-3 (Registration Number 333-112074) (the "PRIOR REGISTRATION STATEMENT") filed by the Company on January 21, 2004, as amended by Amendment No. 1 filed on January 29, 2004.

      In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

      (1) the Company's Fifth Amended and Restated Articles of Incorporation, certified with the California Secretary of State on June 21, 2000.

      (2) the Company's Amended and Restated Bylaws, certified by the Company's Secretary on May 28, 2002.

      (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference.

      (4)   the Prior Registration Statement.

      (5)   the Prospectus comprising part of the Prior Registration Statement.

      (6) the minutes of meetings of the Company's Board of Directors (the "BOARD") held on January 9, 2004, which include resolutions approving the filing of the Registration Statement, the issuance of Stock, and the establishment of a Pricing Committee of the Board (the "PRICING COMMITTEE").

      (7) the stock records for the Company that the Company has provided to us (consisting of a certificate from the Company's transfer agent verifying the

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Cepheid
February 12, 2004
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            number of the Company's issued and outstanding shares of capital stock as of January 23, 2004 and a list of option and warrant holders respecting the Company's capital stock and of any rights to purchase capital stock that was prepared by the Company and dated January 23, 2004 verifying the number of such issued and outstanding securities).

      (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

      (9) the form of an Underwriting Agreement entered into by and between the Company and UBS Securities LLC, which is attached as Exhibit 1.1 to the Prior Registration Statement.

      In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock to be issued and sold by the Company will be, when issued, properly signed by authorized officers of the Company or their agents.

      As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

      We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California.

      In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that

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Cepheid
February 12, 2004
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there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

      Based upon the foregoing, it is our opinion that the additional shares of Stock to be issued and sold by the Company, when issued, sold and delivered, in the manner and for the consideration stated in the Prior Registration Statement, the Registration Statement and the Prospectus and in accordance with the resolutions regarding the public offering price, the underwriting discounts and commissions and other matters dependent upon the public offering price to be adopted by the Pricing Committee of the Company's Board of Directors, will be validly issued, fully paid and nonassessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                        Very truly yours,

                                        FENWICK & WEST LLP

                                        By: /s/ Fenwick & West LLP